Exhibit 10.2.13
AMENDMENT TO RESTRICTED STOCK
AND RESTRICTED STOCK UNIT AGREEMENT
          THIS AMENDMENT TO RESTRICTED STOCK AND RESTRICTED STOCK UNIT AGREEMENT (the “Amendment”) is made and effective as of December 2, 2008.
          WHEREAS, MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and                      have entered into certain Restricted Stock and Restricted Stock Unit Agreements. Under the Restricted Stock and Restricted Stock Unit Agreements entered into in 2005, 2006 and 2007 (the “Agreements”), the Company may amend the definition of Change in Control of the Company to conform the definition to Internal Revenue Code Section 409A. The changes to the Agreements made pursuant to this Amendment are being made in connection with the Company’s right to so amend the Agreements.
          NOW, THEREFORE, the Agreements are hereby amended in the manner set forth below:
          1. Definition of Change in Control of the Company. The Agreements are hereby amended, with respect to Restricted Stock Unit awards subject to Internal Revenue Code Section 409A, to replace the existing definition of Change in Control of the Company with the definition of Change in Control of the Company included in the Restricted Stock and Restricted Stock Unit Agreements entered into by the Company and certain of its employees dated as of February 28, 2008 (the “2008 Agreements”). The definition of Change in Control of the Company included in the 2008 Agreements can be found in Exhibit 10.2.9 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission by the Company on May 12, 2008.
          2. Continuing Effect of the Agreement. Except as set forth above, the provisions of the Agreements are and shall remain in full force and effect. From and after the date hereof, all references made in each Agreement to “the Agreement” and “this Agreement” shall be a reference to the Agreement as amended by this Amendment.
          3. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.
          IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer.

MGIC INVESTMENT CORPORATION

By:
Name:	Ralph J. Gundrum
Title:	Assistant Secretary